SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Kendle International Inc.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Kendle International Inc.
1200 Carew Tower
441 Vine Street
Cincinnati, Ohio 45202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held May 17, 2001

To the Shareholders of Kendle International Inc.:

     The Annual Meeting of Shareholders of Kendle International Inc. will be held Thursday, May 17, 2001, at 9:30 a.m., Eastern Time, in the Green Room at the Aronoff Center for the Arts, 650 Walnut Street, Cincinnati, Ohio, for the following purposes:

1.	To elect six directors to hold office for the ensuing year or until their respective successors are elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the Company for the year ending December 31, 2001; and

3.	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Company has designated the close of business on March 31, 2001, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the meeting or any adjournment thereof. Only shareholders of record of the Company’s Common Stock at the close of business on that date will be entitled to vote.

     You are cordially invited to attend the Annual Meeting. However, whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

By: Order of the Board of Directors, Paul F. Ritter Vice President, Secretary and General Counsel

Dated: April 13, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGNAND PROMPTLY RETURNYOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON (ALTHOUGH PRESENCE AT THE ANNUAL MEETING WILL NOT IN AND OF ITSELF CONSTITUTE REVOCATION OF THE PROXY).

Kendle International Inc.
1200 Carew Tower
441 Vine Street
Cincinnati, Ohio 45202

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION

     The Board of Directors of Kendle International Inc. is requesting your proxy for use at the Annual Meeting of Shareholders on May 17, 2001, and at any adjournment thereof, pursuant to the foregoing Notice. This Proxy Statement and the accompanying proxy card are being mailed to shareholders with the Company’s 2000 Annual Report on or about April 13, 2001.

VOTING AT THE ANNUAL MEETING

General

     Shareholders may vote in person or by proxy at the Annual Meeting. Proxies given may be revoked at any time prior to the Annual Meeting by filing with the Company either a written revocation or a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person. With the exception of the election of directors, for which a plurality is required, the vote required on all matters to be voted upon is a majority of shares actually voted. Abstentions and broker non-votes will have no effect on the election of directors or the ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the Company.

     As of March 31, 2001, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, Kendle had 12,174,246 shares of Common Stock outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on March 31, 2001, will be entitled to vote at the Annual Meeting.

PRINCIPAL SHAREHOLDERS

The following shareholders are the only persons known by the Company to own beneficially 5 percent or more of its outstanding Common Stock as of February 28, 2001:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Kendle Stock Trust	620,500	5.1%
1200 Carew Tower
441 Vine St
Cincinnati, OH 45202

Brown Capital Management, Inc. (2)	1,760,100	14.97%
1201 N. Calvert St
Baltimore, MD 21202

Candace Kendle (3)	1,311,942	10.8%
1200 Carew Tower
441 Vine St
Cincinnati, OH 45202

Capital Guardian Trust Company (4)	1,222,300	10.4%
11100 Santa Monica Blvd
Los Angeles, CA 90025

Capital Group International, Inc. and
EQSF Advisers, Inc. and M.J. Whitman Advisers, Inc.
and Martin J. Whitman (5)	1,182,950	10.08%
767 Third Avenue
New York, NY 10017

Christopher C. Bergen (6)	1,026,747	8.4%
1200 Carew Tower
441 Vine St
Cincinnati, OH 45202

Dimensional Fund Advisors Inc. (7)	634,300	5.4%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

(1)	Based on 12,168,457 shares of Common Stock outstanding. Shares of the Company’s Common Stock which a beneficial owner has the right to acquire within 60 days of February 28, 2001, pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing percentage ownership of any other person.

(2)	This information is taken from the Schedule 13G, dated February 14, 2001, filed by Brown Capital Management, Inc. with the Securities and Exchange Commission, which disclosed that, as of December 31, 2000, Brown Capital Management, Inc. has sole voting power with respect to 1,530,300 shares, shared voting power with respect to 0 shares, and sole dispositive power with respect to 1,760,100 shares. Percentages listed are those disclosed in the referenced Schedules 13G and are not verified by the Company.

(3)	This total amount includes (i) 18,236 shares held directly by Hazel Kendle, mother of Dr. Candace Kendle; and (ii) 1,470 shares as to which Dr. Kendle holds options exercisable within 60 days of February 28, 2001.

(4)	This information is taken from the Schedule 13G, dated February 28, 2001, filed by Capital Group International, Inc. with the Securities and Exchange Commission, which disclosed that Capital Group International, Inc. has sole voting power with respect to 851,000 shares, shared voting power with respect to 0 shares and sole dispositive power with respect to 1,222,300 shares. Percentages listed are those disclosed in the referenced Schedules 13G and are not verified by the Company.

(5)	This information is taken from the Schedule 13G, dated March 14, 2001, filed jointly by EQSF Advisers, Inc. et.al. with the Securities and Exchange Commission, which disclosed that EQSF Advisers, Inc. et.al. has sole voting power with respect to 1,179,350 shares, shared voting power with respect to 0 shares and sole dispositive power with respect to 1,182,950 shares. Percentages listed are those disclosed in the referenced Schedules 13G and are not verified by the Company.

(6)	This total amount includes 1,320 shares as to which Mr. Bergen holds options exercisable within 60 days of February 28, 2001.

(7)	This information is taken from the Schedule 13G, dated February 2, 2001, filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission, which disclosed that Dimensional Fund Advisors Inc. has sole voting power with respect to 634,300 shares, shared voting power with respect to 0 shares and sole dispositive power with respect to 634,300 shares. Percentages listed are those disclosed in the referenced Schedules 13G and are not verified by the Company.

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ELECTION OF DIRECTORS

     The Board is nominating for re-election the following current directors, namely Dr. Candace Kendle, Philip E. Beekman, Christopher C. Bergen, Robert R. Buck, Timothy M. Mooney and Dr. Charles A. Sanders.

     All directors elected at the Annual Meeting will be elected to hold office until the next Annual Meeting or until their successors are elected and qualified.

     Proxies will be voted in favor of election of the nominees named herein unless authority to vote is withheld.

     If any of the nominees should become unable to accept election or declines to serve, neither of which the Board anticipates, it is intended, in the absence of contrary direction, that the proxies will be voted for the balance of those named above and for substitute nominees as the Board may designate. The proxies will in no event be voted for a greater number of nominees than six. The six nominees receiving the highest number of votes will be elected.

     The Board of Directors recommends a vote FOR the election of each of the nominees for Director.

Information About Nominees

     Candace Kendle, Pharm.D., 54, co-founded the Company in 1981 and has served as Chief Executive Officer since its incorporation. She has been Chairman of the Board since 1991. From 1979 through 1981, Dr. Kendle served as Clinical Associate Professor of Pediatrics at The University of Pennsylvania School of Medicine; Clinical Assistant Professor at Philadelphia College of Pharmacy and Sciences; and Director, Department of Pharmacy, The Children’s Hospital of Philadelphia. From 1974 to 1978, Dr. Kendle served in a variety of positions at the University of North Carolina School of Pharmacy and School of Medicine. She has published more than 15 scientific articles. Dr. Kendle serves as a director of H. J. Heinz Company, a food products manufacturer, and is the wife of Christopher C. Bergen, President and Chief Operating Officer of the Company.

     Philip E. Beekman,  69, was elected a director of the Company in January 1997. Mr. Beekman is the President of Owl Hollow Enterprises, a consulting and investment company. Prior to July 1994, Mr. Beekman served as Chairman of the Board and Chief Executive Officer of Hook-SupeRx, Inc. Mr. Beekman is a director of the National Association of Chain Drug Stores; General Chemical Group Inc., a supplier of soda ash and other chemicals; Linens ‘N Things, a retail chain of home furnishings; the Ladies Professional Golf Association; the National Organization on Disability; Sunbeam Corporation, a designer, manufacturer and marketer of durable household and outdoor leisure products; and Procurenet Inc., a company engaged in procuring products via electronic and other media for other companies.

     Christopher C. Bergen, 50, co-founded the Company in 1981 and has served as President and Chief Operating Officer since 1981. He has served as a director of the Company since its incorporation. From 1977 to 1981, Mr. Bergen served in various capacities at The Children’s Hospital of Philadelphia, most recently as Associate Vice President. He is the husband of Candace Kendle, Chief Executive Officer of the Company.

     Robert R. Buck,  53, was elected a director of the Company in December 1998. Mr. Buck joined Cintas Corporation, a manufacturer of corporate identity uniforms, in 1982 and currently serves as President of its Uniform Rental Division. Mr. Buck is also currently a member of the Dean’s Advisory Council for the College of Business Administration at the University of Cincinnati, a trustee of the Fellowship of Christian Athletes and a director of Citizens for Community Values and the International Association of Manufacturing Sciences.

     Timothy M. Mooney, 53, joined the Company in May 1996, was elected a director of the Company in January 1997 and currently serves as Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining the Company, Mr. Mooney was the Vice President, Chief Financial Officer and Treasurer of The Future Now, Inc., a computer reseller. From May 1988 to July 1994, Mr. Mooney served as Senior Vice President and Chief Financial Officer of Hook-SupeRx, Inc., a retail drugstore chain. He was previously a partner with Coopers &Lybrand L.L.P. Mr. Mooney serves as a director of Winton Financial Corporation, a unitary savings and loan holding company.

     Charles A. Sanders, M.D., 69, was elected a director of the Company in January 1997. From 1989 to 1994, Dr. Sanders was Chief Executive Officer of Glaxo Inc., and he served as Chairman of that company from 1992 to 1995. Prior to joining Glaxo Inc., Dr. Sanders spent eight years with Squibb Corp. where he held a number of senior positions including Vice Chairman. Previously, Dr. Sanders was general director of Massachusetts General Hospital and Professor of Medicine at Harvard Medical School. He is currently a member of the Institute of Medicine of the National Academy of Sciences, a trustee of the University of North Carolina at Chapel Hill, chairman of Project HOPE and chairman of the Commonwealth Fund. Dr. Sanders serves as a director of Edgewater Technology, Inc. an investment consulting firm providing services to businesses, healthcare providers and government agencies; Magainin Pharmaceuticals, Inc., Vertex Pharmaceuticals Incorporated, Pharmacopeia, Inc., Scios, Inc. and Trimeris, Inc., all biopharmaceutical companies engaged in the development of medicines for serious diseases; Biopure Corporation, a developer, manufacturer and marketer of oxygen therapeutics; and Genentech, Inc., a biotechnology company.

Securities Ownership

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s Common Stock as of February 28, 2001, by each director and named executive officer and by all directors and named executive officers as a group.

	Shares Beneficially Owned (1)
Name of Beneficial Owner	Number	Percent
Philip E. Beekman	42,142	*
Christopher C. Bergen (2)	1,026,747	8.4%
Robert R. Buck	9,600	*
Candace Kendle (2) (3)	1,311,942	10.8%
Timothy M. Mooney	143,184	1.2%
Charles A. Sanders	24,068	*
Thomas E. Stilgenbauer	5,570	*
All Directors and Named Executives as a group (seven persons)	2,563,253	21.1%

* Less than 1%

(1)	Based on 12,168,457 shares of Common Stock outstanding. Includes shares of the Company’s Common Stock which are exercisable by such individuals within 60 days of February 28, 2001. The following options are included in the totals: 17,000 shares of Common Stock for Mr. Beekman; 1,320 shares of Common Stock for Mr. Bergen; 7,000 shares of Common Stock for Mr. Buck; 1,470 shares of Common Stock for Dr. Kendle; 135,830 shares of Common Stock for Mr. Mooney; 17,000 shares of Common Stock for Dr. Sanders; and 4,120 shares of Common Stock for Mr. Stilgenbauer.

(2)	Shares beneficially owned do not include 620,500 shares of the Company's Common Stock of which neither Dr. Kendle nor Mr. Bergen exercise voting or investment control. See Principal Shareholders.

(3)	Includes 18,236 shares of Common Stock held directly by Hazel Kendle, mother of Dr. Kendle.

Committees of the Board of Directors

     During 2000, the Board of Directors held four meetings. Each director attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and all committees on which the individual director served. There are two committees and one subcommittee of the Board of Directors which assist the Board in discharging its responsibilities. These committees, their members and functions are discussed below.

     The Management Development and Compensation Committee, which met one time during 2000, is currently composed of Mr. Beekman (Chairman), Mr. Buck, Dr. Kendle and Dr. Sanders and is responsible for monitoring the performance and succession of senior management, the review of the Company’s compensation plans and the general review of the Company’s employee compensation policies. The Compensation Subcommittee, which met one time during 2000, is currently composed of Mr. Beekman (Chairman), Mr. Buck and Dr. Sanders and is responsible for the approval of remuneration arrangements for executive officers of the Company and for the administration of the Company’s stock-related benefit plans. The Audit Committee, which met twice during 2000, is currently composed of Dr. Sanders (Chairman), Mr. Beekman and Mr. Buck and is responsible for the engagement of independent auditors, the review of audit fees, the supervision of matters relating to audit functions, and the review of internal policies and procedures regarding audit, accounting and other financial controls.

     The Board of Directors does not have a nominating committee or executive committee.

Compensation of Directors

     Non-employee directors are paid $3,000 for each directors’meeting attended and $1,500 for each committee meeting attended. The foregoing compensation is paid quarterly, in arrears, in the form of Company Common Stock. Under the Company’s 1997 Stock Option and Stock Incentive Plan, each non-employee director is granted a non-qualified option to purchase 5,000 shares of Common Stock on the date of their first election or appointment to the Board and an option for such number of shares of Common Stock, if any, as determined annually by the Board, upon each annual election as a director thereafter. The Board has determined that for 2001, each non-employee director elected to the Board at the Annual Meeting will be granted an option to purchase 5,000 shares of Common Stock. The option price for all such options equals the fair market value of Common Stock on the grant date. Directors who are employees of the Company are not separately compensated for serving as directors.

EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation paid for the last three fiscal years to its Chief Executive Officer and its three other executive officers (the “Named Executives”). Additional information regarding Candace Kendle, Christopher C. Bergen and Timothy M. Mooney is set forth under “Election of Directors — Information About Nominees”.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation		Long-Term Compensation Awards	All Other Compensation(1) ($)
		Salary ($)	Bonus ($)	Securities Underlying Options (#)
Dr. Candace Kendle	2000	235,693	10,692	300	0
Chairman of the Board	1999	222,500	0	200	0
and Chief Executive Officer	1998	193,750	58,000	200	0

Christopher C. Bergen	2000	204,950	7,231	300	16,375
President and Chief	1999	193,750	0	200	16,667
Operating Officer	1998	171,250	40,250	200	12,934

Timothy M. Mooney	2000	182,540	5,633	300	0
Executive Vice President	1999	170,000	0	200	0
Chief Financial Officer	1998	151,866	32,550	200	0
and Treasurer

Thomas E. Stilgenbauer (2)	2000	179,529	5,550	300	0
Executive Vice President and	1999	150,230	0	200	0
Chief Marketing Officer	1998	76,760	9,441	10,200	0

(1)	Represents insurance premium payments.

(2)	Mr. Stilgenbauer joined Kendle in June, 1998. Prior to being elected Executive Vice President and Chief Marketing Officer in 2000, Mr. Stilgenbauer was Senior Vice President-Organizational Development and then Executive Vice President Operations. Prior to joining Kendle, he was Vice President-Operations for The Loewen Group and Senior Vice President-Operations for Hook-SupeRx, Inc.

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Stock Options

     The tables below provide certain information with respect to grants of stock options to, and exercises by, the Named Executives pursuant to the Company’s stock option plans during the year ended December 31, 2000.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options	Percent of Total Granted to Employees in	Exercise		Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term (2)(3)
Name	Granted(1) (#)	Fiscal Year (%)	Price ($/Share)	Expiration Date	5% ($)	10% ($)
Dr. Candace Kendle	300	0.06	8.70	09/01/10	1,641	4,160
Christopher C. Bergen	300	0.06	8.70	09/01/10	1,641	4,160
Timothy M. Mooney	300	0.06	8.70	09/01/10	1,641	4,160
Thomas E. Stilgenbauer	300	0.06	8.70	09/01/10	1,641	4,160

(1)	All options granted to the Named Executives are exercisable in five equal annual installments beginning one year after the date of grant.

(2)	Potential realizable value is calculated from the exercise price of the options granted.

(3)	The dollar amounts under these columns are the result of calculations at the 5 percent and 10 percent rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company’s Common Stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Number of Securities		Number of Underlying Unexercised Securities Options		Value of Unexercised In-the-Money Options at December 31,
Name	Underlying Options Exercised	Value Realized	at December 31, 2000 Exercisable/Unexercisable		2000($)(1) Exercisable/Unexercisable
Dr. Candace Kendle	0	0	1,470	1,480	0	0
Christopher C. Bergen	0	0	1,320	1,380	0	0
Timothy M. Mooney	0	0	135,830	1,240	1,178,649	0
Thomas E. Stilgenbauer	0	0	4,120	6,580	0	0

(1)	Represents the number of shares optioned multiplied by the difference between $9.94, the fair market value of the Common Stock at December 31, 2000, and the exercise price for that option.

Protective Compensation and Benefit Agreements

     The Company has entered into Protective Compensation and Benefit Agreements with certain employees, including each of the Named Executives of the Company. These agreements are subject to annual review by the Company’s Board of Directors, expire on December 31, 2001, and will be automatically extended in one year increments unless cancelled by the Company. The agreements provide for specified benefits, including two years’compensation, in the event of a change in control as that term is defined in the agreements.

Compensation Subcommittee Report on Executive Compensation

     The Compensation Subcommittee of the Management Development and Compensation Committee (the “Subcommittee”) is composed of three directors, none of whom is an officer or employee of the Company or its subsidiaries. The Subcommittee is responsible for the establishment of policies governing, and for the implementation, administration and interpretation of, all aspects of executive officer compensation.

     The Company’s executive compensation policy is designed to align executive compensation with the achievement of strategic business goals that promote the long-term financial growth of the Company. This strategy is designed to attract and retain the highest caliber executive officers, to maximize shareholder value and to provide a compensation package that recognizes individual contributions as well as overall Company performance. The Subcommittee reviews the executive compensation program annually in relation to the Company’s annual financial goals and performance.

     The key elements of the Company’s 2000 executive compensation program consisted of base salary, the 2000 Profit Share Plan and the 1997 Stock Option and Stock Incentive Plan. The compensation of Dr. Candace Kendle, Chief Executive Officer, consists of these same elements.

Base Salary

     At a meeting held February 24, 2000, the Subcommittee set salaries for the Named Executives, effective April 1, 2000. In establishing these salaries, the Subcommittee reviewed recommendations of management against the pay practices of comparable companies and the Company’s competitors. The Subcommittee considered corporate profitability, position responsibility levels and individual qualifications and performance. Dr. Kendle’s salary was set on the same basis.

Bonuses

     Pursuant to the Company’s 2000 Profit Share Plan (the “Bonus Plan”), annual incentive awards are normally paid to the Company’s associates primarily on the basis of achievement of specified Company financial results, such as revenue and earnings per share thresholds and targets, in addition to other discretionary factors. Awards under the Bonus Plan are paid in cash. The participants in the Bonus Plan, including the Named Executives, are assigned target awards, expressed as a percentage of base salary, that are payable if the applicable performance criteria are met. Participants’awards are determined on the basis of the aforementioned factors and an assessment of the participant’s performance generally. Based on certain discretionary factors including general economic and industry conditions during 2000, bonus payments were given to the Named Executives, including Dr. Kendle, in the amounts shown in the Summary Compensation Table.

Stock Options

     Under the Company’s 1997 Stock Option and Stock Incentive Plan (the “Plan”), the Subcommittee may grant stock options to the Company’s employees, including executive officers. On August 31, 2000, the Subcommittee reviewed and approved stock option grants of 300 shares to each of the Company’s employees, including grants to the Named Executives, with an exercise price equal to the fair market value of the Common Stock on the date of grant. The options become exercisable at a rate of 20 percent per year over five years beginning one year from the date of grant. This approach is designed to create shareholder value over the long term since the full benefit of the options cannot be realized until appreciation in the price of the Common Stock occurs. Dr. Kendle received the same option grant of 300 shares as every other employee receiving grants which is reflected on the Option Grants in the Last Fiscal Year table on page 6 herein.

Policy on Section 162(m)

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company may not deduct more than $1 million in compensation paid to any one of its executive officers, unless the excess amount is performance-based compensation satisfying certain rules. The Company’s Stock Option Plan is designed to qualify under the compensation requirements of this provision. Due to current salary levels and anticipated bonus targets, the Subcommittee believes that it is unlikely that application of Section 162(m) will prevent the Company from claiming a deduction for the amount of compensation paid to its Named Executives.

Submitted by the Compensation Subcommittee of the Board of Directors Philip E. Beekman, Chairman Robert R. Buck Charles A. Sanders

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Report of the Audit Committee

The Audit Committee is comprised solely of independent directors and, in accordance with its written charter adopted by the Company’s Board of Directors, assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee Charter is attached to this Proxy Statement as Annex A. During 2000, the Committee met two times, and the Committee chair, as representative of the Committee, discussed the interim unaudited financial information contained in each quarterly Form 10-Q with the Chief Financial Officer, Controller and independent auditors prior to the filing of the Company’s Form 10-Q.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’independence. The Committee also discussed with management and the “independent” auditors the quality and adequacy of the Company’s internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”and, with and without management present, discussed and reviewed the results of the independent auditors’examination of the financial statements.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

The Audit Committee considered whether PricewaterhouseCoopers’provision of non-audit related services was compatible with maintaining the independence of PricewaterhouseCoopers and concluded that it was compatible with maintaining such independence.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent auditors for the year ending December 31, 2001. The Board concurred with both of these recommendations.

Submitted by the Compensation Subcommittee of the Board of Directors Charles A. Sanders, Chairman Philip E. Beekman Robert R. Buck

Certain Transactions

     In 2000, the Company paid approximately $238,000 to a construction company owned by a relative of Dr. Kendle for construction and renovations at its principal executive offices. Such work is continuing. Management believes that payments to the construction company are on terms no less favorable than those that could have been negotiated with unaffiliated third parties.

     During 2000, Kendle paid approximately $36,000 for legal services to Keating, Muething & Klekamp, P.L.L., of which William J. Keating, Jr., trustee of the Kendle Stock Trust, is a partner.

Compensation Subcommittee Interlocks and Insider Participation

     The members of the Compensation Subcommittee for 2000 were Philip E. Beekman (Chairman), Robert R. Buck and Charles A. Sanders, none of whom is or was a current or former officer or employee of the Company or any of its subsidiaries. No Named Executives of the Company serves as a director or as a member of a committee of any company of which any of the Company’s non-employee directors are executive officers.

PERFORMANCE GRAPH

The following graph shows cumulative total shareholder returns for the period beginning August 22, 1997, and ending on December 31, 2000, with a published industry index or line-of-business index. The Company has selected the Nasdaq Stock Market (U.S.) Index and a composite peer group consisting of ClinTrials Research Inc., Parexel International, Pharmaceutical Product Development, Inc. and Quintiles Transnational Corp. The graph assumes that $100 was invested on August 22, 1997 in Kendle International Inc. stock and in the index and peer group on August 22, 1997. The graph further assumes the reinvestment of all dividends.

RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     The Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP as the Company’s independent public accountants for the year ending December 31, 2001. PricewaterhouseCoopers has been the independent accounting firm for the Company since 1996. Although not required by law, the Board of Directors is seeking shareholder ratification of this selection. The affirmative vote of a majority of shares voting at the Annual Meeting is required for ratification. If ratification is not obtained, the Board of Directors intends to continue the employment of PricewaterhouseCoopers at least through 2001. The aggregate fees billed for professional services rendered by PricewaterhouseCoopers for its audit of the Company’s consolidated annual financial statements for the year ended December 31, 2000, and for its reviews of the unaudited quarterly financial statements contained in the reports on Form 10-Q filed by the Company during that year were $249,000 which included $20,000 for statutory audits of the Company’s foreign operations.

The fees billed for all services rendered by PricewaterhouseCoopers, other than the audit fees described above, were $207,000, which included $117,000 for tax planning and compliance services, $83,000 for mergers & acquisitions services and $7,000 for other services. (PricewaterhouseCoopers did not provide any financial systems design or implementation services during the year.)

Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

     The Board of Directors recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the year ending December 31, 2001.

OTHER MATTERS

     The Board knows of no other matters which will be presented at the Annual Meeting. If, however, any other matter is properly presented at the Annual Meeting, it will require the affirmative vote of a majority of shares voting for approval.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than 10 percent of the Company’s Common Stock to file reports of ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely upon its review of reports received, or upon written representation from certain reporting persons that no reports were required, the Company believes that during 2000 all filing requirements were met.

Voting by Proxy

     All proxy cards properly signed will, unless a different choice is indicated, be voted “FOR” election of all nominees for directors proposed by the Board of Directors, and “FOR” ratification of the selection of independent public accountants.

     If any other matters come before the Annual Meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

Shareholder Proposals

     Shareholders who desire to have proposals included in the notice for the Annual Meeting of Shareholders to be held in the Spring of 2002 must submit their proposals in writing by December 21, 2001, to the Company, Attention: Ursula Thomas Miller, Investor Relations, 1200 Carew Tower, 441 Vine Street, Cincinnati, Ohio 45202.

     The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in the Company’s Proxy Statement and except for matters as to which adequate notice is received. For notice to be deemed adequate for the 2002 Annual Shareholders’Meeting, it must be received prior to February 26, 2002. If there is a change in the anticipated date of next year’s Annual Shareholders’Meeting or in the notice deadline by more than 30 days, we will notify you of this change through our Form 10-Q filings.

April 13, 2001

Annex A

KENDLE INTERNATIONAL INC.
AUDIT COMMITTEE CHARTER

As Adopted By The Board Of Directors –May 17, 2000

     The Board of Directors has appointed an Audit Committee (the “Committee”) to oversee the Company’s financial processes, to evaluate the adequacy of the Company’s internal controls and the integrity of its financial reporting and to monitor the independence and performance of the Company’s internal and external auditors. The Board has adopted this Charter to set forth the responsibilities and authority of the Committee.

COMPOSITION

     The Committee shall be composed of three or more directors, each of whom shall meet the independence and experience requirements of the rules of the National Association of Securities Dealers. At least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which results in that person possessing financial sophistication. All members must have the ability to read and understand financial statements.

MEETINGS

     The Committee will meet as frequently as it believes is necessary or appropriate to fulfill its duties and responsibilities under this Charter or upon the request of the Company’s outside auditors.

     The Committee will also meet at least annually with the outside auditors and not in the presence of management to assess the adequacy of the Company’s accounting processes and personnel, the sufficiency of internal controls and the completeness and accuracy of the Company’s financial statements. At this meeting the Committee will also review the matters required to be discussed with the outside auditors by Statements on Auditing Standards No. 61 and, as appropriate, those matters will also be discussed in other meetings with the accountants as called for by this Charter or otherwise. The Committee will also meet with members of financial management and not in the presence of the outside auditors to review the performance of the outside auditors.

RESPONSIBILITIES AND DUTIES

The Committee will:

A.	Outside Auditors

1.	Select and recommend to the Board of Directors for appointment the outside auditors for the coming fiscal year.

2.	In consultation with management, review and discuss with the outside auditors the scope of their audit and non-audit services and approve their fees for such services.

3.	Require that the outside auditors periodically submit to the Committee a written statement consistent with Independent Standards Board Standard No. 1 disclosing all relationships between the outside auditors and the Company.

4.	Discuss with the outside auditors any disclosed relationships or services that may affect their objectivity and independence and take (or recommend that the Board of Directors take) any appropriate actions necessary to ensure the outside auditors’objectivity and independence.

5.	Recognizing that the outside auditors ultimately are accountable to the Board of Directors and the Committee, evaluate the performance of the outside auditors and, if appropriate, recommend to the Board of Directors that the outside auditors be replaced.

B.	Financial Statements and Audit Results

1.	Review any certifications, reports, opinions or reviews rendered by the outside auditors.

2.	Review and discuss the Company’s audited financial statements and auditors’report with management and the outside auditors prior to recommending their approval and inclusion in the Company’s Form 10-K to the Board of Directors.

3.	Discuss any new auditing and accounting principles, practices and applications that must or may be adopted and their impact on the Company's financial statements.

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4.	Following completion of each audit, review separately with management and the outside auditors any significant difficulties encountered during the course of the audit and any restrictions on the scope of work or access to required information.

5.	Consider the outside auditors' judgment about the quality and appropriateness of the accounting principles and practices utilized by the Company in its financial reporting.

6.	Discuss with management areas of known financial risk and uncertainty and management's plans to deal with those risks and uncertainties.

7.	Discuss with the outside auditors the overall approach to, and staffing of, the audit and areas which they believe should receive particular attention.

C.	Internal Audit Program*

1.	Review and evaluate the organizational status of the Company's internal audit function.

2.	Review the scope, approach and results for both recent and planned activities of the internal audit function.

3.	Ensure unrestricted access to the Committee by the internal audit function to discuss audit findings or other matters of importance.

D.	Charter and Proxy Statement

1.	Review this Charter at least annually and recommend to the Board of Directors for adoption any revisions which the Committee deems necessary or appropriate.

2.	Prepare a report of the Committee to be included in the Company's proxy statement for its annual shareholders' meetings.

LIMITS OF RESPONSIBILITY

     The Committee shall be mindful that its role is one of oversight and that it is not the duty or responsibility of the Committee to conduct audits or to determine if the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. It is the responsibility of the Company’s management to prepare the financial statements and the responsibility of the outside auditors to conduct the audit.

* Upon the Company’s establishment of an internal audit program.

Kendle International Inc.
c/o Corporate Trust Services
Mail Drop 10AT66—4129
38 Fountain Square Plaza
Cincinnati, OH 45263

Name Appears

fold and detach here

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 13, 2001 and the Proxy Statement furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Dated: ____________________________ , 2001

Name Appears	———————————————————— Signature ———————————————————— Signature

(Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.)

R.S. Rowe & Company, Inc.; Job No. 9590; Proof of 03-28-01
[PICTURE] (781) 849-9700; (212) 926-2444; (800) 324-6202; FAX No. (781) 849-9740
EMAIL Address: rsrowe@interserv.com

PM6\5TH-3RD\Kendle-prx

Kendle International Inc.
1200 Carew Tower
441 Vine Street
Cincinnati, Ohio 45202

PROXY FOR ANNUAL MEETING	The undersigned hereby appoints Paul F. Ritter and Anthony L. Forcellini, or either of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote on the matters specified below and in their discretion with respect to such other business as may properly come before the Annual Meeting of Shareholders of Kendle International Inc. to be held on May 17, 2001 at 9:30 A.M. Eastern Time in the Green Room at the Aronoff Center for the Arts, 650 Walnut Street, Cincinnati, Ohio or at any adjournment of such Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	Authority to elect as directors the following six (6) nominees:

Candace Kendle, Philip E. Beekman, Christopher C. Bergen, Robert R. Buck, Timothy M. Mooney, AND Charles A. Sanders

[ ] FOR	[ ] WITHHOLD AUTHORITY

WRITE THE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS WITHHELD ___________________________________

2.	Ratify and approve the appointment of PricewaterhouseCoopers LLP as independent public accountants for 2001.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

(This proxy is continued and is to be signed on the reverse side)